As filed with the Securities and Exchange Commission on August 8, 1997

                                                        Registration No. 333-___



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             On Command Corporation
               (Exact name of issuer as specified in its charter)

              Delaware                                77-04535194
  (State or other jurisdiction of                  (I.R.S. employer
   incorporation or organization)                  identification no.)



                             6331 San Ignacio Avenue
                           San Jose, California 95119
          (Address of Principal Executive Offices, including Zip Code)

            ON COMMAND CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
          ON COMMAND CORPORATION 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN
                            (Full Title of the Plan)

                             Jill E. Fishbein, Esq.
              Senior Vice President, General Counsel and Secretary
                           c/o On Command Corporation
                             6331 San Ignacio Avenue
                           San Jose, California 95119
                                 (408) 360-4500
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                   Proposed               Proposed
                              Amount               Maximum                Maximum                Amount of
Title of Securities           to be                Offering Price         Aggregate              Registration
to be Registered              Registered           per Share              Offering Price         Fee
--------------------------------------------------------------------------------------------------------------
Common Stock                  290,000              $11.75 (1)             $3,407,500 (1)         $1,033.00
($.01 par value)              shares
--------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on August 4, 1997.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by On Command Corporation (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K (Commission File No. 00-21315) for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q (Commission File No. 00-21315) for the fiscal quarter ended March 31, 1997.

         (c) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement Form 8-A (Commission File No. 00-21315) filed on September 10, 1996 with the Commission under Section 12(g) of the Exchange Act, which incorporates by reference the description of such Common Stock contained in the Company's Registration Statement on Form S-4 (Commission File No. 333-10407) (which description is herein incorporated by reference), and any amendment or report filed for the purpose of updating such description.

         All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, as the Company's Common Stock is registered under
Section 12(g) of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         An opinion as to the validity of the securities being issued has been rendered for the Company by Jill E. Fishbein, Senior Vice President, Legal, General Counsel and Secretary of the Company. As of July 30, 1997, Ms. Fishbein had options to purchase 50,000 shares of Common Stock, none of which options were exercisable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Reference is made to the provisions of Article IX of the Registrant's Certificate of Incorporation filed as Exhibit 4(a) hereto and the provisions of
Article VIII of the Registrant's By-laws filed as Exhibit 4(b) hereto.


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
         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company's Bylaws provide that the Company will indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law and that the Company may indemnify its employees and agents in the discretion of the Board of Directors. Generally, Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") permits a corporation to indemnify certain persons made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the corporation, the director or officer is not permitted to be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the corporation unless the Delaware Court of Chancery, or such other court adjudicating the action, determines otherwise.

         Additionally, there are in effect directors' and officers' liability insurance policies which insure the Registrant's directors and officers against certain liabilities that they may incur in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

      Exhibit No.   Description of Exhibit
      -----------   ----------------------
         4(a)       Certificate of Amended and Restated Certificate of
                    Incorporation of On Command Corporation (as amended through
                    August 13, 1996) (Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4, Commission File No. 333-10407 (the "Form
                    S-4")).

         4(b) By-laws of On Command Corporation (as amended through August 13, 1996) (Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-4).

         4(c)       On Command Corporation 1997 Employee Stock Purchase Plan.

         4(d)       On Command Corporation 1997 Non-Employee Directors Stock
                    Plan.

         4(e) Forms of agreements for On Command Corporation 1997 Non-Employee Directors Stock Plan.

         5(a) Opinion of Jill E. Fishbein, Senior Vice President, Legal, General Counsel and Secretary of the Registrant.

         23(a)      Independent Auditors' Consent.

         23(b)      Consent of Jill E. Fishbein (contained in Exhibit 5(a)).

         24         Powers of Attorney (see page 6).


ITEM 9.  UNDERTAKINGS

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                       4

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 4, 1997.

                                       On Command Corporation


                                       /s/ ROBERT M. KAVNER
                                       -------------------------------------
                                       Robert M. Kavner
                                       President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jill E. Fishbein and Paul J. Milley, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                          Title                              Date
---------                                                          -----                              ----
/s/ ROBERT M. KAVNER                      President, Chief Executive Officer and Director          August 4, 1997
--------------------------------------    (Principal Executive Officer)
    Robert M. Kavner


/s/ BRIAN A.C. STEEL                      Executive Vice President, Chief Financial Officer and    August 4, 1997
--------------------------------------    Director (Principal Financial Officer)
    Brian A.C. Steel


/s/ PAUL J. MILLEY                        Senior Vice President, Finance (Principal Accounting     August 4, 1997
--------------------------------------    Officer)
    Paul J. Milley


/s/ JAMES CRONIN                          Director                                                 August 4, 1997
--------------------------------------
    James Cronin


/s/ CHARLES LYONS                         Chairman of the Board                                    August 4, 1997
--------------------------------------
    Charles Lyons


/s/ GARY WILSON                           Director                                                 August 4, 1997
---------------------------------------
    Gary Wilson

                                  EXHIBIT INDEX


                           Sequential
Exhibit No.                Description
-----------                -----------
     4(a)                  Certificate of Amended and Restated Certificate of
                           Incorporation of On Command Corporation (as amended
                           through August 13, 1996) (Incorporated by reference
                           to Exhibit 3.1 to Amendment No. 1 to the Company's
                           Registration Statement on Form S-4, Commission File
                           No. 333-10407 (the "Form S-4")).

     4(b)                  By-laws of On Command Corporation (as amended through
                           August 13, 1996) (Incorporated by reference to
                           Exhibit 3.3 to Amendment No. 1 to the Company's
                           Registration Statement on Form S-4).

     4(c)                  On Command Corporation 1997 Employee Stock Purchase
                           Plan.

     4(d)                  On Command Corporation 1997 Non-Employee Directors
                           Stock Plan.

     4(e)                  Forms of agreements for On Command Corporation 1997
                           Non-Employee Directors Stock Plan.

     5(a)                  Opinion of Jill E. Fishbein, Senior Vice President,
                           Legal, General Counsel and Secretary of the
                           Registrant.

     23(a)                 Independent Auditors' Consent.

     23(b)                 Consent of Jill E. Fishbein (contained in Exhibit
                           5(a)).

     24                    Powers of Attorney (see page 6).




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